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                                                                 Exhibit 10.5

                              EMPLOYMENT AGREEMENT
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     This Employment Agreement is made as of the 1st day of July, 1996, by and between Symbollon Corporation, a Delaware corporation with its principal place of business at 122 Boston Post Road, Sudbury, MA 01776 (the "Company"), and Paul
C. Desjourdy, residing at 206 North Street, Medfield, MA 02052 (the "Employee").

     In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

     1. TITLES AND RESPONSIBILITIES. The Company employs the Employee, and the Employee accepts employment, as Executive Vice President and Chief Financial Officer of the Company. The Employee shall be directly responsible for management of all financial and administrative personnel, including hiring and firing of the financial and administrative staff, and shall play an integral role in the business decisions of the Company including, but not limited to, interacting with corporate partners and participating in the establishment of contractual business terms and overall corporate strategy. Subject to the general direction and control of the Board of Directors of the Company (the "Board"), the Employee agrees to devote his full time and best efforts to his duties and responsibilities for the Company, subject only to the provisions of
Section 7 of this Agreement. The Employee shall report directly to the President or Chief Executive Officer of the Company.

     2. TERM. The term of this Agreement shall be deemed to have commenced as of the date hereof and, subject to the provisions of Section 12 of this Agreement, shall continue in full force and effect until December 31, 2000.

     3. BASE SALARY. During the term of this Agreement, the Employee shall be entitled to receive base salary at the rate of $130,000 per year, payable not less than monthly in arrears. The Employee's base salary (at the rate then in effect) shall be increased each year by a cost-of-living factor determined by reference to the Consumers Price Index for All Urban Consumers applicable to Boston, Massachusetts, published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Index"). The amount of such increase shall be effective in January of each year, commencing January, 1997, and shall be equal to the percentage increase in the Index from the previous January. The Company may, but shall not be obligated to, increase the Employee's base salary in any year in an amount in excess of the cost-of-living factor provided above.

     4. BONUS. In addition to the base salary described in Section 3, during the term of this Agreement, the Employee may be entitled in each calendar year to receive a cash bonus, stock options and/or such other bonuses, in such amounts and on such terms as the Board or the Compensation Committee of the Board (the "Compensation Committee") may determine. In the event of the termination of the employment of the Employee for (i) any reason other than Cause or (ii) by reason of Constructive Discharge, the Employee shall be entitled to


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receive an amount equal to the bonus which would otherwise have been payable to the Employee under any established Company incentive plans, if any, in effect at the time in respect of the year during which such termination occurs, pro rated for the portion of the year in which such termination occurs.

     5. EMPLOYEE BENEFITS. The Employee shall have the right to participate in all benefit plans and programs generally made available to executives of the Company, including without limitation health, dental, life, and disability insurance, vacation programs, retirement plans, employee stock plans or benefits and profit sharing plans.

     6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable and necessary expenses incurred by him in the performance of his duties hereunder, following his appropriate substantiation thereof, in each case in accordance with the Company's policies as in effect from time to time.

     7. OUTSIDE CONSULTING. With the prior written approval of the Compensation Committee, which shall not be unreasonably withheld, and after disclosure by the Employee of pertinent information regarding any consulting services which the Employee may wish to provide to third parties, the Employee may serve as a consultant in any field which does not compete with the Company, including without limitation, medical diagnostic products, PROVIDED, that in no event shall such proposed consulting interfere with the operations of the Company or the performance of the Employee's duties under this Agreement more particularly described in Section 1 hereof. If the Compensation Committee shall determine that any consulting activity proposed by the Employee is not permitted hereunder, the Compensation Committee shall provide the Employee a written statement setting forth the basis for its determination. The Employee agrees that in no event will he devote more than two days per month in the aggregate in his capacity as a consultant to third parties.

     8. SEVERANCE AND OTHER ARRANGEMENTS.

     (a) GENERALLY. In the event of the termination of the employment of the Employee by the Company without Cause, or by the Employee as the result of a Constructive Discharge, the Company shall pay the Employee as severance the continuation of his base salary and benefits for a period of eighteen (18) months, in an amount such that, together with any compensation and benefits the Employee is entitled to receive from any employment or consulting arrangement(s) with other entities, the Employee shall receive an aggregate amount equal to his base salary and benefits (as in effect on the date of termination) during such period. The end of the period during which severance is paid, rather than the termination date of employment, will be deemed to be a "qualifying event" which would entitle the Employee to acquire at his own expense during the minimum election period permitted by the Consolidated Omnibus Budget Reconciliation Act (commonly known as "COBRA") or such law as may then be in effect continuation of coverage under the Company's health and benefit plans.


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     (b) DISABILITY. In the event of any illness (mental or physical) or accident which renders the Employee unable to perform his duties and responsibilities, the Company shall, during the first 3 months of any such illness or after such accident, as the case may be, continue to pay the Employee's base salary hereunder; and thereafter, during any such period in excess of 3 months the Company shall supplement any disability benefits which the Employee is entitled to receive under the Company's disability plans then in effect, for a period of up to 9 additional months, in an amount such that, together with any amounts the Employee is entitled to receive under such plans, the Employee shall receive an aggregate amount equal to his base salary during such period.

     9. NON-COMPETITION. During the term of this Agreement and thereafter the Employee will not directly or indirectly, as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of or in, any business entity other than the Company, engage in the United States or anywhere in the world where the Company conducts business or reasonably anticipates conducting business, in activities or affiliations which utilize Company proprietary information, know-how or trade secrets in any field of activity, including specifically those fields that are competitive with the business of the Company, nor will the Employee interfere with the contractual relations between the Company and any of its employees. The provisions of this Section shall not prohibit the ownership of 3% or less of the outstanding stock of any entity whose stock is publicly traded.

     10. OWNERSHIP OF DEVELOPMENTS. The Employee agrees that any work or research, or the result thereof including without limitation, inventions, processes, formula, data, information, programs, systems, software or know-how (hereinafter collectively "Proprietary Information") made, conceived or developed by Employee, alone or in connection with others, prior to or during the term of his employment under this Agreement, whether during or out of the usual hours of employment, which are related to the business, research and development work within the Company's Field of Operation are the sole and exclusive property of the Company. The Employee agrees that he will fully assign the foregoing to Company. The Employee further agrees to disclose all Proprietary Information completely and in writing to the Board. To the extent of the Employee's interest therein, all papers and records of every kind, relating to Proprietary Information included within the terms of this Agreement, which shall at any time come into the possession of the Employee shall be the sole and exclusive property of the Company and shall be surrendered to the Company upon termination of the Employee's employment by the Company or upon the Company's request at any time either during or after the termination of such employment.

     11. CONFIDENTIAL INFORMATION. Employee covenants and agrees with the Company that Employee will not during or after the term of employment disclose to anyone (except to the extent reasonably necessary for Employee to perform his duties hereunder) any Proprietary Information or other confidential information concerning the business or affairs of the Company or of any of its affiliates or subsidiaries or any of their customers which Employee may have acquired in the course of or as incident to Employee's employment or prior dealings with the Company or with any of its affiliates, including without limitation,


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customers lists, or business trade secrets of, or methods or techniques used by
Employee or any of its affiliates in or about their respective business. Nothing contained in this paragraph shall impair or restrict the right of Employee to use or disclose any information already in the public domain.

     12. TERMINATION. Notwithstanding the provisions of Section 2 of this Agreement, the Company shall have the right to terminate the employment of the Employee for Cause or as a result of his death or Permanent Disability, and the Employee shall have the right to terminate his employment as the result of a Constructive Discharge, in each case without violation of the terms of this Agreement.

     In no event shall the Company terminate this Agreement without Cause, unless the Employee shall have been granted a prior meeting with, and an opportunity to be heard by, the Board, and a majority of the members of the Board shall have determined that the Employee has (i) failed to fulfill his duties to the Company in a satisfactory manner or (ii) engaged in conduct detrimental to the Company.

     13. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

         "Cause" means (i) the deliberate dishonesty of the Employee with respect to the Company or any subsidiary or affiliate thereof; (ii) conviction of the Employee of a felony punishable by imprisonment for more than one year or a fine of $100,000 or more; or (iii) the willful failure of Employee to perform the material lawful duties assigned to him under this Agreement as determined by the Board, which failure the Employee shall not have substantially remedied within 30 days after receiving written notice from the Company describing such failure in reasonable detail.

         "Company's Field of Operation" means all anti-microbial products, including without limitation iodine-based products, and any additional products or services developed, marketed, distributed, planned, sold or otherwise provided by the Company from time to time prior to or during the term of this Agreement.

         "Constructive Discharge" means the termination of employment by the Employee on the ground that (a) there has been a significant reduction in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties, (b) there has been a material change in the Company's policies or management which was intended other than in good faith to and which has resulted in the inability of the employee to exercise substantially the responsibilities, authorities, powers, functions or duties exercised by him immediately prior to such change, (c) there has been a material decrease in the total annual compensation payable by the Company to the Employee, other than as a result of a material decrease in compensation payable to the Employee and to all other employees of similar rank and stature of the Company on the basis of the financial performance of the Company, PROVIDED, HOWEVER, that nothing contained herein shall be construed as giving the Company the right to


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decrease the Employee's base salary specified in Section 3 hereof, or (d) the relocation of the Company's business which will cause the Employee to move his residence.

         "Permanent Disability" means illness (mental or physical) or accident which renders the Employee unable to perform his duties and responsibilities for a period of six consecutive months or six months in any twelve-month period, and which is confirmed to the Board as continuing at the end of such period by expert medical opinion. Nothing contained in this Agreement shall affect the right of the Employee to receive long-term disability benefits under any long-term disability insurance plan(s) of the Company then in effect.

     14. MISCELLANEOUS.

     (a) NOTICES. Any notice hereunder shall be effective if delivered personally, by registered or certified mail, return receipt requested, by overnight or special courier with a signed receipt, or by facsimile where confirmation of receipt may be verified, at the addresses set forth in the preamble to this Agreement or to any other properly noticed address given by the parties to each other.

     (b) GOVERNING LAW. This Agreement shall be construed and governed by the law of the Commonwealth of Massachusetts.

     (c) AMENDMENTS. This Agreement may not be modified or amended orally. All amendments shall be in writing and signed by the Company and Employee.

     (d) ASSIGNMENTS. This Agreement may not be assigned in whole or in part by the Employee. This Agreement may be assigned by the Company to any entity acquiring or succeeding to control of ownership of the Company or substantially all of the assets of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and to their permitted successors and assigns.

     (e) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes any other agreements between the parties with respect to such subject matter.

     (f) ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


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     (g) WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     (h) ARBITRATION. Any controversy or claim which arises out of or relating to this Agreement, or the breach thereof (OTHER THAN controversies or claims with regard to Sections 9, 10 or 11 of this Agreement), shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by the Employee, one of whom shall be chosen by the Company, and one of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it. If the other party shall fail within a period of 15 days after such notice shall have been given to reply in writing naming the arbitrator chosen as above provided, or if the two arbitrators selected by the parties shall fail within 15 days after their selection to agree upon the third arbitrator, then either party may apply to the American Arbitration Association for the appointment of an arbitrator to fill the place so remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     The proceedings shall be held in Boston, Massachusetts. The arbitrators shall have no power to award punitive or exemplary damages or to ignore or vary the terms of this Agreement, and shall be bound to apply controlling law. Arbitration shall be binding and the remedy for the settlement of the controversy or claims (except as set forth in the preceding paragraph of this Section).

     (i) CERTAIN REMEDIES. The restrictions contained in Sections 9, 10 and 11 of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. Without limiting the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in any of such Sections 9, 10 and 11 would result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or such other equitable relief as may be required to enforce specifically any of the covenants of such Sections 9, 10 and 11. The provisions of such Sections 9, 10 and 11 shall survive the termination of this Agreement and shall continue thereafter indefinitely in full force and effect in accordance with their respective terms.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                                         SYMBOLLON CORPORATION



                                         By: /s/ Jack H. Kessler
                                             ---------------------------
                                             Jack H. Kessler
                                             Executive Vice President


                                         /s/ Paul C. Desjourdy
                                         -------------------------------
                                         Paul C. Desjourdy


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